                                                                  EXHIBIT 10(m)


                           BANK OF BOSTON CORPORATION

                           Director Stock Award Plan

                            (Effective May 1, 1993)

1.      Purpose.

        The Bank of Boston Corporation Director Stock Award Plan (the "Plan") has been adopted to assist in attracting and retaining non-employee members of the Corporation's Board of Directors and to promote identification of their interests with those of stockholders of the Corporation.

2.      Definitions.

        As used herein, the following words or terms have the meanings set forth below:

        2.1 "Affiliate" means any business entity that is directly or indirectly controlled by the Corporation or any entity in which the Corporation has a significant equity interest, as determined by the Director of Human Resources.

        2.2   "Award" means the Shares awarded under the Plan.

        2.3 "Award Date" means January 1 and July 1 of each year, commencing on July 1, 1993.

        2.4 "Award Period" means a six-month period immediately preceding each Award Date; provided, however, that the initial Award Period under the Plan shall begin on May 1, 1993 and shall end on June 30, 1993.

        2.5 "Board of Directors" means the Board of Directors of the Corporation.

        2.6 "Common Stock" means the Common Stock, par value $2.25 per share, of the Corporation.

        2.7 "Corporation" means Bank of Boston Corporation, a corporation established under the laws of the Commonwealth of Massachusetts.

        2.8 "Director of Human Resources" means the Director of Human Resources of the Corporation.

        2.9 "Fair Market Value," in the case of a share of Common Stock on a particular day, means the closing price of the Common Stock for that day as reported in the "New York Stock Exchange Composite Transactions" section of the Eastern Edition of The Wall Street Journal, or if no prices are quoted for that day, for the last preceding day on which such prices of Common Stock are so quoted. In the event "New York Stock Exchange Composite Transactions" cease to be reported, the Director of Human Resources shall adopt some other appropriate method for determining Fair Market Value.

        2.10 "Full Award" means a number of Shares (rounded to the nearest whole share) having an aggregate Fair Market Value of $5,000 on the last business day of the immediately preceding Award Period.

        2.11 "Non-Employee Director" means as of any date a person who on such date is a director of the Corporation and is not an employee of the Corporation or any Affiliate. A director of the Corporation who is also an employee of the Corporation or any Affiliate shall become eligible to participate in the Plan upon termination of such employment.

        2.12 "Prorated Award" means a Full Award multiplied by a fraction, the numerator of which is the number of days that a person served as a Non-Employee Director during the immediately preceding Award Period and the denominator of which is the total number of days in such Award Period.

        2.13  "Shares" means shares of Common Stock.

3. Effective Date.

   The Plan shall become effective on May 1, 1993, subject to the approval of the Corporation's stockholders at the Corporation's 1993 Annual Meeting of Stockholders.

4. Administration.

        4.1 The Plan shall be administered by the Director of Human Resources. Subject to the provisions set forth herein, the Director of Human Resources shall have full authority to construe and interpret the terms of the Plan and to make all determinations and take all other actions necessary or advisable for the administration of the Plan, except that the persons entitled to receive Awards and the dates and amounts of such Awards shall be determined as provided in Article 7, and the Director of Human Resources shall have no discretion as to such matters. The Director of Human Resources may delegate to one or more officers of the Corporation or any Affiliate the authority to perform administrative functions under the Plan.

        4.2 Any determinations or actions made or taken by the Director of Human Resources pursuant to this Article shall be binding and final.

5. Shares Available for Awards.

        5.1 The maximum number of Shares that may be issued under the Plan shall be 100,000, subject to adjustment in accordance with the provisions of
Section 5.2.  Shares
issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        5.2 In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Corporation is the surviving corporation, the number and kind of Shares awarded thereafter in each grant under the Plan and the total number and kind of Shares that may be issued under the Plan shall be equitably adjusted by the Board of Directors, whose determination shall be binding and final.

6. Eligibility.

   Awards shall be made only to Non-Employee Directors, as provided in Article
7.

7. Awards.

   In consideration of past services rendered, on each Award Date, each person who is then a Non-Employee Director shall, automatically and without necessity of any action by the Director of Human Resources, be entitled to receive (i) a Full Award, in the case of a person who was a Non-Employee Director during all of the immediately preceding Award Period or (ii) a Prorated Award, in the case of a person who was a Non-Employee Director for less than all of such Award Period. Stock certificates representing Awards shall be delivered to Non-Employee Directors as soon as practicable following each Award Date, unless other arrangements are made with the Corporation by the Non-Employee Director.

8.      General Provisions.

        8.1 Non-Assignability. No right to receive an Award hereunder shall be transferable or assignable by a Plan participant other than by will or the laws of descent and distribution.

        8.2 No Right to Service. Participating in the Plan does not constitute a guarantee or contract of service as a director.

        8.3 Amendment and Termination. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that the provisions of the Plan relating to the determination of persons entitled to receive Awards pursuant to Article 7 and the dates and amounts of such Awards shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

        8.4 Registration of Shares. Nothing in the Plan shall be construed to require the Corporation to register under the Securities Act of 1933, as amended, any Shares awarded under the Plan.

        8.5 Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.